Exhibit (a)(2)

SCHEDULE A

TO AGREEMENT AND DECLARATION OF TRUST

Waddell & Reed Advisors Asset Strategy Fund

Waddell & Reed Advisors Cash Management

Waddell & Reed Advisors Continental Income Fund

Waddell & Reed Advisors Government Securities Fund

Waddell & Reed Advisors Accumulative Fund

Waddell & Reed Advisors Bond Fund

Waddell & Reed Advisors Core Investment Fund

Waddell & Reed Advisors Science and Technology Fund

Waddell & Reed Advisors Global Bond Fund

Waddell & Reed Advisors Global Growth Fund

Waddell & Reed Advisors High Income Fund

Waddell & Reed Advisors Municipal Bond Fund

Waddell & Reed Advisors Municipal High Income Fund

Waddell & Reed Advisors New Concepts Fund

Waddell & Reed Advisors Dividend Opportunities Fund

Waddell & Reed Advisors Energy Fund

Waddell & Reed Advisors Value Fund

Waddell & Reed Advisors Small Cap Fund

Waddell & Reed Advisors Tax-Managed Equity Fund

Waddell & Reed Advisors Vanguard Fund

As revised 07/01/09; Amended and Effective January 1, 2015 with respect to the name change of Waddell & Reed Advisors International Growth Fund to Waddell & Reed Advisors Global Growth Fund.